Exhibit 99.1

Supernus to Provide Preliminary Fourth Quarter and Full Year 2021 Financial Results and Host Conference Call on February 28, 2022

ROCKVILLE, Md., February 22, 2022 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company will provide preliminary fourth quarter and full year 2021 financial results and full year 2022 financial guidance after the market closes on Monday, February 28, 2022.

Jack Khattar, President and CEO, and Tim Dec, Senior Vice President and CFO, will host a conference call to present the preliminary fourth quarter and full year 2021 financial results and 2022 financial guidance on Monday, February 28, 2022 at 4:30 p.m. ET. Following management’s prepared remarks and discussion of business results, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	9659395
Conference Call Name:	Supernus Pharmaceuticals Preliminary Fourth Quarter and Full Year 2021 Financial Results Conference Call
Following the live call, a replay will be available on the Company’s website, www.supernus.com, under the Investor Relations section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, ADHD, hypomobility in PD, cervical dystonia, chronic sialorrhea, dyskinesia in PD patients receiving levodopa-based therapy, and drug-induced extrapyramidal reactions in adult patients. We are developing a broad range of novel CNS product candidates including new potential treatments for hypomobility in PD, epilepsy, depression, and other CNS disorders.
For more information, please visit www.supernus.com.

CONTACTS:

Jack A. Khattar, President and CEO
Tim Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
ICR Westwicke
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com